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                                                                    EXHIBIT 11.1

                             CALLAWAY GOLF COMPANY
                       COMPUTATION OF EARNINGS PER SHARE

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                                                   Three months ended June 30,   Six months ended June 30,
                                                   ---------------------------   ------------------------
                                                         1996          1995           1996        1995
                                                         ----          ----           ----        ----
                                                              (in thousands, except per share data)
Primary earnings per share computation:
- ---------------------------------------
   Net income                                          $38,937       $27,329         $58,392     $44,234
                                                       =======       =======         =======     =======
   Weighted average shares outstanding                  66,657        67,132          66,369      67,943
   Dilutive options                                      3,847         2,942           3,680       3,274
                                                       -------       -------         -------     -------

   Common equivalent shares                             70,504        70,074          70,049      71,217
                                                       =======       =======         =======     =======

Primary earnings per share:
   Net income                                          $   .55       $   .39         $   .83     $   .62
                                                       =======       =======         =======     =======

Fully diluted earnings per share computation:
- ---------------------------------------------
   Net income                                          $38,937       $27,329         $58,392     $44,234
                                                       =======       =======         =======     =======

   Weighted average shares outstanding                  66,657        67,132          66,369      67,943
   Dilutive options                                      4,146         3,136           4,050       3,372
                                                       -------       -------         -------     -------

   Common equivalent shares                             70,803        70,268          70,419      71,315
                                                       =======       =======         =======     =======

Fully diluted earnings per share:
   Net income                                          $   .55       $   .39         $   .83     $   .62
                                                       =======       =======         =======     =======

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